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                                                                    EXHIBIT 99.1


                       AUTOBYTEL.COM ACQUIRES CARSMART.COM

     Adds customer database of almost 2 million, nearly 1,500 dealerships, and over 200 credit unions, including American Airlines and USAA

IRVINE, CA--FEBRUARY 16, 2000--Autobytel.com (Nasdaq:ABTL) today announced the closing of its acquisition of A.I.N. Corporation, the owner of CarSmart.com, one of the leading online buying sites for new and used vehicles.

"CarSmart has been a tenacious and quality competitor. Today, Autobytel.com adds CarSmart's people, brand reach, market share and marketing relationships to its arsenal," said Mark Lorimer, President and CEO of Autobytel.com. "With CarSmart, Autobytel.com now has a database of over 6.5 million customers, 4,800 dealers, established relationships with more than 200 credit unions with over 8.5 million members, and strategic marketing agreements with 10 of the top Internet portals, including AOL, AltaVista and Snap.com, representing a potential reach of a quarter billion."

Under terms of the agreement, Autobytel.com acquired the outstanding stock of privately held A.I.N. Corporation for 1.8 million shares of Autobytel.com common stock and $3 million in cash. CarSmart.com President and CEO Mike Gorun will continue as president of the wholly owned subsidiary. In addition to subscription fees from its network of nearly 1,500 dealers, CarSmart.com receives revenues from its proprietary automotive content, its credit union program, advertising, and services such as finance, insurance and vehicle history reports.

"The value CarSmart delivers to its dealer network has consistently ranked among the top in its industry and its innovative proprietary content will be cross-purposed to enrich the experience of Autobytel.com users everywhere," continued Lorimer. "Gorun and his team have built a business that contributes both to our domain expertise as well as to our market mastery, the two touchstones of Internet business success."

According to Lorimer, the Autobytel.com and CarSmart.com websites will continue to operate independently, although he foresees considerable opportunities for sharing of content, technology infrastructure, marketing programs and dealer support services.

"We were gratified that the flurry of dot-com wannabes created a great deal of interest in the business we have built," said Mike Gorun, President of CarSmart.com. "But the opportunity to team up with the industry leader provided opportunities too great to pass up. We look forward to working closely with Autobytel.com's management team to continue to offer the high quality experience consumers expect from the Autobytel.com and CarSmart brands, while at the same time continuing to drive innovations in the online automotive industry."

Based in San Ramon, California, CarSmart.com boasts strategic marketing agreements with AOL, Go Network, Snap.com, AltaVista, LookSmart, Go2Net and CNET.

ABOUT AUTOBYTEL.COM INC.

Internationally-branded Autobytel.com (www.autobytel.com) is the acknowledged leader in online automotive commerce.(1) The most comprehensive automotive Internet site, Autobytel.com

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offers consumers a positive purchasing and ownership experience, while providing its Accredited Dealer Network with the most efficient way to reach online car buyers. As it assists consumers through every aspect of the automotive lifecycle, Autobytel.com provides continuity into the next vehicle purchase. Launched in March 1995, Autobytel.com's low-cost, no-haggle car-buying program is available in the U.S., Canada (www.autobytel.ca), the United Kingdom (www.autobytel.co.uk), Sweden (www.autobytel.se) and Japan (www.autobytel-japan.com). In 1999, Autobytel.com was ranked #1 in Dealer Satisfaction with Online Buying Services for the second year in a row.(2)

ABOUT CARSMART.COM

CarSmart.com (http://www.carsmart.com) is an established, top-rated facilitator of automotive sales through the Internet. CarSmart.com aggregates an extensive collection of rich automotive content to assist consumers in researching, buying, selling, leasing, financing and insuring new and pre-owned vehicles. CarSmart.com offers the consumer an Accredited Dealer Network of nearly 1,500 nationwide. CarSmart.com can be accessed at (www.carsmart.com). CarSmart.com is headquartered in San Ramon, California.


The statements contained in this press release that are not historical facts are forward-looking statements under the federal securities laws. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed in, or implied by, such forward-looking statements. Autobytel.com undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause Autobytel.com's actual results to differ materially from those expressed in, or implied by, the forward-looking statements are changes in general economic conditions, increased or unexpected competition, changes in A.I.N. Corporation's financial performance, and other matters disclosed in Autobytel.com's filings with the Securities and Exchange Commission.

(1) As reported by J.D. Power and Associates, Autobytel.com accounts for 45% of all new vehicles sold through an online service. (8.23.99).

(2) J.D. Power and Associates 1998-1999 Dealer Satisfaction With Online Buying Services Studies(SM). 1999 study conducted among dealership Internet specialists who completed 1,024 individual evaluations.

CONTACTS: AUTOBYTEL.COM/MEDIA RELATIONS
          Melanie Webber, Autobytel.com, 949.862.3023 (melaniew@autobytel.com) Betsy Isroelit, RBI Communications, Inc. 323.960.1360 ext. 17 (betsy@rbicom.com)
          Cassandra Cavanah, RBI Communications, Inc. 323.960.1360 ext. 30 (cassandra@rbicom.com)

          AUTOBYTEL.COM/INVESTOR RELATIONS
          Financial Relations Board
          Don Markley (general), Chris Wood (analyst) 415.986.1591

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